Exhibit 4.3

Form of Warrant Issued to

Johnson & Johnson Development Corporation

dated April 3, 2002

THE TRANSFER OF THIS WARRANT IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN.  THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATIONS OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD THE RESALE OR OTHER DISTRIBUTION THEREOF.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED

OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

April 3, 2002

COMMON STOCK PURCHASE WARRANT

To Subscribe for and Purchase

Common Stock, $.001 par value, of

MEDLYTE, INC.

Void After April 3, 2009

THIS CERTIFIES that, for value received, JOHNSON & JOHNSON DEVELOPMENT CORPORATION, a New Jersey corporation (“JJDC”), or its registered and permitted assigns, is entitled to subscribe for and purchase from MEDLYTE, INC., a Delaware corporation (the “Company”), at $0.05 (as such price may from time to time be adjusted as hereinafter provided, the “Warrant Price”) per share, at any time on or prior to April 3, 2009, up to THREE HUNDRED NINETY THOUSAND (390,000) fully paid, non-assessable shares (the “Warrant Shares”) of Common Stock, $.001 par value, of the Company (“Common Stock”), subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

This warrant (this “Warrant”) is being issued pursuant to a Services Agreement, of even date herewith, between the Company and JJDC.

Section 1.               Exercise of Warrant.

(a)           This Warrant may be exercised by the holder hereof, in whole or in part, by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the principal executive offices of the Company (or at such other agency or office of the Company as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company), and by payment to the Company of the Warrant Price, at the election of such holder, (i) in cash or by certified or official bank check, for each Warrant Share being purchased, or (ii) by receiving from the Company the number of shares of Common Stock equal to the number of shares of Common Stock otherwise issuable upon such exercise less the number of shares of Common Stock having a fair market value (as determined pursuant to paragraph (c)) on the date of exercise equal to the Warrant Price applicable to the number of shares of Common Stock for which this Warrant is being exercised.

(b)           In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder hereof, shall be delivered to such holder within ten (10) business days after the rights represented by this Warrant shall have been so exercised.  To the extent the Warrant was exercised in part, the Company shall, on such date, also deliver to the holder hereof a new warrant, in the form of this Warrant, for the remaining Warrant Shares.  With respect to any exercise, the holder hereof shall for all purposes be deemed to have become the holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and payment of the Warrant Price was made irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.  No fractional shares shall be issued upon exercise of this Warrant.  If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the holder hereof an amount in cash equal to the current fair market value (as determined pursuant to paragraph (c)) of such fractional interest.

(c)           For purposes hereof, the “fair market value” of a share of Common Stock on any date shall be equal to the fair market value determined on the basis of

(1)           If traded on a stock exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing selling prices of the Common Stock on the stock exchange determined by the Board of Directors of the Company to be the primary market for the Common Stock over the twenty (20) trading day period (or such shorter period immediately following the closing of an initial public offering) ending on the date prior to such date, as such prices are officially quoted on the relevant stock exchange;

(2)           If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices (or, if such information is available, the closing selling prices) of the Common Stock over the twenty (20) trading day period (or such shorter period immediately following the closing of an initial public offering) ending on the date prior such date, as such prices are reported by the National Association of

Securities Dealers through its NASDAQ system, any successor system or any exchange on which it is listed, whichever is applicable; or

(3)           If there is no public market for the Common Stock, then the fair market value shall be as determined in good faith by the Board of Directors of the Company as of the date of the Company’s receipt of the subscription form attached hereto (the “Board Determination”).  If the holder disagrees with the Board Determination, such holder shall have the right, at such holder’s sole cost and expense, to obtain a determination of the fair market value by mutually agreed upon nationally recognized investment banking or appraisal firm (a “Third Party Determination”) and such Third Party Determination shall be the fair market value for purposes hereof.  Notwithstanding the foregoing, in the event the Third Party Determination and the Board Determination differ by more than twenty percent (20%), the cost and expense of the Third Party Determination shall be paid by the Company.

Section 2.               Adjustment of Number of Shares.

(a)           In case the Company shall at any time subdivide or split its outstanding shares of Common Stock, by dividend, reclassification or otherwise, into a greater number of shares, the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased by the same ratio as the subdivision or split (with appropriate adjustments to the Warrant Price in effect immediately prior to such subdivision or split).  In case the Company shall at any time combine its outstanding shares of Common Stock, the number of shares of Common Stock issuable upon exercise of the Warrants shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments to the Warrant Price in effect immediately prior to such combination).

(b)           Upon any adjustment of this Warrant and the Warrant Price, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the holder hereof at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment and the number of shares for which this Warrant may be exercised, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(c)           The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of shares of Common Stock equal to the number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant.  The Company covenants that all shares of Common Stock that shall be so issued, shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.  The Company has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

(d)           The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the holder hereof for any issuance tax in respect thereof; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder hereof; and provided, further, that the Company shall not be liable for any federal, state or local income or similar tax on the holder hereof in connection with any exercise of this Warrant.

(e)           The Company will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

Section 3.               Notices of Record Dates.  In the event of:

(a)           any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any right to sell shares of stock of any class or any other right; or

(b)           any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation or entity; or

(c)           any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then and in each such event the Company shall give notice to the holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up.  Such notice shall be given at least 10 days and not more than 60 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to (x) the effectiveness of a registration statement under the Securities Act of 1933, as amended, and applicable state securities laws, or (y) a favorable vote of stockholders, if either is required.

Section 4.               Stockholder Rights, Etc.  This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company other than those set forth in any agreement to which the Company and the holder hereof are a party.  No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 5.               Representations of holder.  The holder hereby represents and acknowledges to the Company that:

(a)           this Warrant, the Common Stock issuable upon exercise of this Warrant and any securities issued with respect to any of them by way of a stock split or in connection with a recapitalization, merger, consolidation or other reorganization will be “restricted securities” as such term is used in the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”) and that such securities have not been and may not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

(b)           the holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

(c)           the holder is purchasing for investment for holder’s own account and not with a view to or for sale in connection with any distribution of this Warrant or the Common Stock of the Company issuable upon exercise of this Warrant and he has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws;

(d)           the holder is an “accredited investor” within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission; and

(e)           the Company may affix the following legend (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for Warrant Shares (or other securities) issued upon exercise of this Warrant:

“These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

Section 6.               Limitations on Disposition.

(a)           The holder of this Warrant, by acceptance hereof, agrees to comply in all respects with the provisions of this Section 6.  Without in any way limiting the representations set forth above, the holder of this Warrant agrees not to make any disposition of this Warrant or any Warrant Shares, unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 6 and the other provisions of this Warrant as if such transferee were the original holder hereof, provided and to the extent such provisions are then applicable, and:

(1)           There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(2)           (A) the holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and the Company has given its prior written consent, and (B) if reasonably requested by the Company, the holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Warrant and/or the Warrant Shares under the Securities Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(b)           Notwithstanding the provisions of paragraph (a) above, (i) no such Registration Statement, prior consent or opinion of counsel shall be necessary for a transfer (A) by a holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or to the transfer by gift, will or intestate succession of any partner to such partner’s spouse or to the siblings, lineal descendants or ancestors of such partner or such partner’s spouse, or (B) to an “affiliate” of the holder as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original holder hereunder, and (ii) no transferee shall be required, as a condition to any transfer of the Warrant or the Warrant Shares by the holder, to agree to be bound by this Section 6, if the transferee is acquiring the Warrant and/or Warrant Shares pursuant to a Registration Statement under the Securities Act or in a transaction made pursuant to Rule 144.  Each new certificate evidencing the Warrant and/or Warrant Shares so transferred shall bear the appropriate restrictive legends set forth in Section 5(f) above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Company, such legend is not required in order to establish or assist in compliance with any provisions of the Securities Act or any applicable state securities laws.

Section 7.               Lock-Up Agreements.  If and whenever the Company proposes to register any of its equity securities under the Securities Act, whether or not for its own account (other than pursuant to a registration of shares of equity securities and/or options or other rights in respect thereof to be offered solely to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect Subsidiaries, solely on Form S-8 or any successor form), the holder, if required by the managing underwriter in an underwritten offering, agrees not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144, of any Warrant Shares, during the 10 days prior to, and for 90 days (or 180 days in the case of an initial public offering) after, the effective date of such registration, to the extent timely notified in writing by the Company or the managing underwriter; provided each director or officer of the Company or any holder of 5% or more of its voting equity securities purchased from the Company at any time other than in a public offering also enters into a similar agreement with the Company.

Section 8.               Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant of like denomination and tenor as this Warrant.  Any such new warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

Section 9.               Notices.  All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by national overnight courier service or by certified or registered mail, postage prepaid and addressed, if to the holder, to such holder at the address shown on the records of the Company or at such other address as shall have been furnished to the Company by notice from such holder and, if to the Company, addressed to the Company at 5500 Campanile Drive, San Diego, California 92182 or at such other address as shall have been furnished to the holder by notice from the Company.

Section 10.             Waivers and Modifications.  Any term or provision of this Warrant may be waived only by written document executed by the party entitled to the benefit of such terms or provisions.  The terms and provisions of this Warrant may be modified or amended only by written agreement executed by the Company and the holder hereof.

Section 11.             Headings.  The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

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IN WITNESS WHEREOF, MEDLYTE, INC., has executed this Warrant on and as of the day and year first above written.

MEDLYTE, INC.

By:
Name:
Title:

SUBSCRIPTION FORM TO BE EXECUTED

UPON EXERCISE OF THE WARRANT

Date:

To Medlyte, Inc.:

The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase                                 shares of Common Stock covered by such Warrant, and herewith tenders $                                  in full payment of the Warrant Price for such shares.

Name of
holder:

By:
Name:
Title:

Address: